SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 22, 2013


                        GLOBAL EQUITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                      000-54557                 27-3986073
(State or other jurisdiction         (Commission             (I.R.S. Employer
    of incorporation)                File Number)         Identification Number)


               X3 Jumeirah Bay, Office 3305, Jumeirah Lake Towers
                                   Dubai, UAE
               (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: +971 (7) 204 7593

                            Al Habtoor Business Tower
                             Level 28, PO Box 29805
                            Dubai Marina, Dubai, UAE
                                (Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement  communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

     On November 29, 2013, Global Equity International, Inc. ("Company") received a loan in the amount of $450,000 from Mr. Jason St. Pierre, a resident of the United Kingdom and the Company issued a Convertible Note due on November 21, 2014 ("Convertible Note"). The Convertible Note will bear interest at the rate of 10% per annum until maturity. The Convertible Note may be converted into shares of the Issuer's common stock at a conversion price of $.50 per share at the option of the holder of the Convertible Note.

     If the Convertible Note is not paid in full or converted into common stock of the Issuer prior to its maturity date, then the Convertible Note will accrue interest at the rate of 4.5% per annum from the maturity date until paid in full.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

   10.1 Convertible Note, dated November 22, 2013, made by Global Equity International, Inc. and payable to Mr. Jason St. Pierre.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2013

                                     GLOBAL EQUITY INTERNATIONAL, INC.


                                     By: /s/ Enzo Taddei
                                        -------------------------------------
                                        Enzo Taddei
                                        Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

   10.1 Convertible Note, dated November 22, 2013, made by Global Equity International, Inc. and payable to Mr. Jason St. Pierre.